Exhibit 99.1

Orexigen® Therapeutics Reports Fourth Quarter and Year Ended December 31, 2010

Financial Results

San Diego, CA, March 10, 2011 – Orexigen® Therapeutics, Inc. (Nasdaq: OREX), a biopharmaceutical company focused on the treatment of obesity, today announced financial results for the three months and year ended December 31, 2010.

Three months ended December 31, 2010

For the three months ended December 31, 2010, Orexigen reported a net loss of $11.3 million, or $0.24 per share, as compared to a net loss of $15.0 million, or $0.32 per share, for the fourth quarter of 2009. As of December 31, 2010, Orexigen had $24.9 million in cash and cash equivalents and an additional $67.4 million in marketable securities, for a total of $92.3 million.

Total operating expenses for the fourth quarter of 2010 were $12.0 million compared to $14.8 million for fourth quarter of 2009. The decrease in operating expenses primarily reflects a decrease in research and development expenses of $2.5 million principally related to the reduction of certain product development costs for Contrave® in the fourth quarter of 2010 as compared to the same period in 2009.

Year ended December 31, 2010

For the year ended December 31, 2010, Orexigen reported a net loss of $51.9 million, or $1.10 per share, as compared to a net loss of $66.6 million, or $1.67 per share, for 2009. Total operating expenses for the year ended December 31, 2010 were $52.6 million compared to $65.6 million for 2009. The decreased operating expenses were due primarily to a reduction in research and development expenses of $19.3 million related to the completion of our Contrave Phase 3 clinical trials and completion of our Phase 2 clinical trial for Empatic™, offset partly by an increase in general and administrative costs of $6.3 million due principally to increases in salaries and personnel related costs, stock- based compensation expense and legal expenses.

2010 Highlights

•	Contrave NDA filing accepted by U.S. Food and Drug Administration (FDA)

•	Contrave Phase 3 results published in LANCET and Obesity

•	Secured Contrave North American partnership agreement with Takeda Pharmaceuticals North America, Inc.

•

The FDA’s Endocrinologic and Metabolic Drugs Advisory Committee voted in favor of a post-approval vs. pre-approval cardiovascular outcomes study (11 to 8) and in favor of Contrave approval (13 to 7); the first positive vote on a new obesity therapeutic since 1997.

“We made significant progress in 2010, and I want to thank my colleagues at Orexigen, our key consultants and our partner, Takeda, for their outstanding efforts”, said Michael Narachi, president and CEO of Orexigen. “Despite our progress last year, we received a Complete Response Letter from FDA requesting conduct of a pre-approval cardiovascular outcomes trial. As a result we have consolidated our resources and will focus our efforts over the next few months to determine the best path forward for Contrave.”

Conference Call Today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time)

The Orexigen management team will host a teleconference and webcast to discuss the fourth quarter 2010 financial results and recent business highlights. The live call may be accessed by phone by calling (866) 788-0543 (domestic) or (857) 350-1681 (international), participant code 73770341. The webcast can be accessed live on the investor relations section of the Orexigen web site at http://www.orexigen.com, and will be archived for 14 days following the call.

About Orexigen Therapeutics

Orexigen Therapeutics, Inc. is a biopharmaceutical company focused on the treatment of obesity. The Company’s lead product, Contrave®, has completed Phase 3 clinical trials and has received a Complete Response Letter from the FDA for its New Drug Application. The company is in the process of determining the next steps for Contrave. The Company’s second product, Empatic™, has completed Phase 2 clinical development. Each product candidate is designed to act on a specific group of neurons in the central nervous system with the goal of achieving appetite suppression and sustained weight loss, through combination therapeutic approaches. Further information about the Company can be found at www.orexigen.com.

Forward-Looking Statements

Orexigen cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “indicates,” “will,” “intends,” “potential,” “suggests,” “assuming,” “designed” and similar expressions are intended to identify forward-looking statements. These statements are based on the Company’s current beliefs and expectations. These forward-looking statements include statements regarding the potential for, and timing of, approval for Contrave. The inclusion of forward-looking statements should not be regarded as a representation by Orexigen that any of its plans will be achieved. Actual results may differ from those set forth in this release due to the risk and uncertainties inherent in the Orexigen business, including, without limitation: Orexigen’s ability to conduct a preapproval cardiovascular outcomes trial, Orexigen’s ability to demonstrate that the risk of major adverse cardiovascular events in overweight and obese subjects treated with Contrave does not adversely affect the product candidate’s benefit-risk profile; the potential for early termination of the collaboration agreement between Orexigen and Takeda; the costs and time required to complete additional clinical, non-clinical or other requirements prior to any resubmission of an NDA; the therapeutic and commercial value of Contrave; Orexigen’s ability to attract and retain key personnel; Orexigen’s ability to maintain sufficient capital; and other risks described in the Company’s filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Orexigen undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof. Further information regarding these and other risks is included under the heading “Risk Factors” in Orexigen’s Quarterly Report on Form 10-Q, which we intend to file with the Securities Exchange Commission this week and will be available from the SEC’s website (www.sec.gov) and on our website (www.orexigen.com) under the heading “Investor Relations.” All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

Orexigen	Media
Jay Hagan	Carolyn Wang
SVP Corporate Development	WeissComm Partners
(858) 875-8600	(415) 225-5050

Orexigen Therapeutics, Inc.

Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
Revenues:
Collaborative agreement	$857	$—	$1,143	$—
License revenue	22	22	88	88

Total revenues	879	22	1,231	88
Operating expenses:
Research and development	6,378	8,862	28,131	47,441
General and administrative	5,668	5,923	24,495	18,177

Total operating expenses	12,046	14,785	52,626	65,618

Loss from operations	(11,167)	(14,763)	(51,395)	(65,530)
Other income (expense):
Interest income	23	38	124	333
Interest expense	(143)	(295)	(644)	(1,365)

Total other income (expense)	(120)	(257)	(520)	(1,032)

Net loss	$(11,287)	$(15,020)	$(51,915)	$(66,562)

Net loss per share – basic and diluted	$(0.24)	$(0.32)	$(1.10)	$(1.67)

Shares used in computing net loss per share – basic and diluted	47,622	47,088	47,377	39,905

Orexigen Therapeutics, Inc.

Balance Sheets

(In thousands, except share and par value amounts)

	December 31, 2010	December 31, 2009
Assets
Current assets:
Cash and cash equivalents	$24,926	$37,658
Investment securities, available-for-sale	67,440	54,500
Prepaid expenses and other current assets	2,502	1,529

Total current assets	94,868	93,687
Property and equipment, net	894	1,324
Restricted cash	881	1,290
Other assets	203	547

Total assets	$96,846	$96,848

Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued expenses	$10,355	$9,828
Deferred revenue, current portion	3,517	88
Long-term debt, current portion	2,416	6,384

Total current liabilities	16,288	16,300
Deferred revenue, less current portion	46,311	971
Long-term debt, less current portion	—	2,416
Other long-term liabilities	459	1,258
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.001 par value, 10,000,000 shares authorized at December 31, 2010 and 2009; no shares issued and outstanding at December 31, 2010 and 2009	—	—
Common stock, $.001 par value, 100,000,000 shares authorized at December 31, 2010 and 2009; 47,767,313 and 47,215,479 shares issued and outstanding at December 31, 2010 and 2009, respectively	48	47
Additional paid-in capital	352,401	342,599
Accumulated other comprehensive income (loss)	(9)	(6)
Accumulated deficit	(318,652)	(266,737)

Total stockholders’ equity	33,788	75,903

Total liabilities and stockholders’ equity	$96,846	$96,848